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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 3, 2006

                          WESTWOOD HOLDINGS GROUP, INC.
               (Exact name of registrant as specified in charter)

            Delaware                   001-31234           75-2969997
   (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)             File Number)      Identification No.)

                         200 Crescent Court, Suite 1200
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (214) 756-6900
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01:   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with his election to the Board of Directors of Westwood Holdings Group, Inc. (the "Company"), as described more fully below, on February 7, 2006, Mr. Richard M. Frank and the Company have entered into an indemnification agreement consistent with the form of indemnification agreement entered into between the Company and other members of the Board of the Directors.

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of February 3, 2006, Leonard Riggs, Jr., M.D. has resigned as a director of the Company. Dr. Riggs did not indicate any disagreement with the Company.

On February 7, 2006, Mr. Richard M. Frank was elected to the Company's Board of Directors. The Board of Directors has affirmatively determined that Mr. Frank qualifies as an "independent director" within the meaning of the NYSE Corporate Governance Listing Standards. Mr. Frank will serve on the audit committee and the governance/nominating committee of the Company's Board of Directors. Mr. Frank has been Chairman of the Board and Chief Executive Officer of CEC Entertainment, Inc. since March 1986 and has been a director since June 1985. He served as President and Chief Operating Officer of CEC Entertainment, Inc. from June 1985 until October 1988. He joined CEC Entertainment, Inc. in 1985.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 8, 2006

                                             WESTWOOD HOLDINGS GROUP, INC.


                                             By: /s/ William R. Hardcastle, Jr.
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                                                 William R. Hardcastle, Jr.,
                                                 Chief Financial Officer